Exhibit 23.1

                      INDEPENDENT AUDITORS' CONSENT





     We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-77595 of Sigma Designs, Inc. on Form S-3 of our report dated February 25, 1999, appearing in the Annual Report on Form 10-K of Sigma Designs, Inc. for the year ended January 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Jose, California
June 17, 1999